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                                                                     Exhibit 5.2

                  [Letterhead of Willkie Farr & Gallagher LLP]

July 25, 2005

W. R. Berkley Corporation
475 Steamboat Road
Greenwich, Connecticut 06830

      RE: W. R. BERKLEY CORPORATION -- 6.750% SENIOR DEBENTURES DUE 2045
          --------------------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to W. R. Berkley Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of $250,000,000 principal amount of the Company's 6.750% Senior Debentures due 2045 (the "Subordinated Debentures") pursuant to the Subordinated Indenture, to be dated as of July 26, 2005, as supplemented by Supplemental Indenture No. 1 (such Subordinated Indenture, as so supplemented, the "Subordinated Indenture"), to be dated as of July 26, 2005, between the Company and The Bank of New York, as trustee (the "Trustee") and the issuance by the Company of a guarantee (the "Preferred Securities Guarantee"), pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), to be dated as of July 26, 2005, by and between the Company and the Trust, to pay, on behalf of W. R. Berkley Capital Trust II (the "Trust"), amounts owed by the Trust on the Trust's 6.750% Trust Preferred Securities due 2045 issued by the Trust.

      In connection therewith, we have examined (a) the Registration Statement on Form S-3, as amended (File No. 333-109621) (the "Registration Statement") filed by the Company and the other related registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), (b) the prospectus of the Company dated December 23, 2003, as supplemented by the prospectus supplement, dated July 19, 2005, relating to the Subordinated Debentures, as filed with the Commission on July 20, 2005, pursuant to Rule 424(b) under the Securities Act (the "Prospectus"),
(c) the form of the Subordinated Indenture, and (d) the form of the Preferred Securities Guarantee Agreement. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

      In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper

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W. R. Berkley Corporation
July 25, 2005
Page 2

corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

      1. The Subordinated Debentures have been duly authorized and (assuming their due authentication by the Trustee), when they have been duly executed, issued and delivered in accordance with the terms of the Subordinated Indenture, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Subordinated Indenture; and

      2. The Preferred Securities Guarantee has been duly authorized and, when it has been duly executed, issued and delivered in accordance with the terms of the Preferred Securities Guarantee Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Preferred Securities Guarantee Agreement.

      The opinions rendered herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

      We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated July __, 2005, which is incorporated by reference into the Registration Statement and the Prospectus and to the use of our name under the caption "Legal Opinions" contained in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

                                              Very truly yours,

                                              /s/ Willkie Farr & Gallagher LLP
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